United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 22, 2023

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Christie Kelly as Executive Vice President, Chief Financial Officer and Treasurer

On June 22, 2023, Christie Kelly notified Realty Income Corporation (the “Company”) that she will retire from her service to the Company as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective December 31, 2023 (the “Retirement Date”).

In connection with Ms. Kelly’s announcement, the Compensation and Talent Committee (the “Committee”) of the Board of Directors of the Company determined and approved a grant of a transition award of restricted stock to Ms. Kelly covering a number of shares of restricted stock determined by dividing $471,250 by the per share closing price of the Company’s common stock on June 22, 2023 (the “Transition Grant”), which will vest on December 31, 2023, subject to Ms. Kelly continuing to provide services to the Company as Chief Financial Officer and Treasurer through and including December 31, 2023 and, among other things, timely executing and not revoking a release agreement in a form prescribed by the Company (the “Conditions”). The Transition Grant is intended to make Ms. Kelly whole for the time-based restricted stock award she ordinarily would be eligible to receive following the completion of fiscal 2023 in respect of the 2023 performance year. The Committee also approved that, subject to Ms. Kelly satisfying the Conditions, she would be deemed to meet the retirement eligibility conditions under her prior equity award agreements, as described in the Company’s 2023 Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023, under the heading “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

Appointment of Jonathan Pong as Executive Vice President, Chief Financial Officer and Treasurer

On June 22, 2023, the Company announced its appointment of Jonathan Pong as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of January 1, 2024 (such date, or such other date as may be determined by the Board, the “Appointment Date”), subject to Ms. Kelly’s resignation on or before the Retirement Date.

Mr. Pong joined the Company in 2014 and most recently served as Senior Vice President, Head of Corporate Finance, overseeing capital markets, derivatives, financial planning and analysis, and investor relations. Prior to joining the Company, Mr. Pong was a Vice President in Equity Research at Robert W. Baird covering the REIT sector and began his career with Deloitte & Touche LLP. Mr. Pong earned a bachelor’s degree in accounting from the University of Southern California and an MBA from Cornell University. Mr. Pong is a CFA charterholder and Certified Public Accountant.

There are no (i) family relationships between Mr. Pong and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Pong requiring disclosure pursuant to Item 404 of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements related to the retirement of Ms. Kelly and the appointment of Mr. Pong as the Company’s Executive Vice President, Chief Financial Offer and Treasurer, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the disclosures contained herein. These risks and uncertainties include, among others, the risks and uncertainties included in the reports and other filings by the Company with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation of FD Disclosure.

On June 22, 2023, the Company issued a press release announcing Ms. Kelly’s planned retirement and the Company’s planned appointment of Mr. Pong as Executive Vice President, Chief Financial Officer and Treasurer. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Realty Income Corporation dated June 22, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023	REALTY INCOME CORPORATION

By:
/s/ Michelle Bushore
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary